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                                                                    EXHIBIT 99.2

QuadraMed Corporation Completes Acquisition of The Compucare Company

RICHMOND, Calif.--(BW HealthWire)--March, 5, 1999--QuadraMed Corporation (Nasdaq:QMDC - news), a leading healthcare information technology company, announced today that it has completed its previously announced acquisition of The Compucare Company, a privately-held provider of enterprise systems to hospitals and integrated delivery networks, based in Reston, Va.

QuadraMed issued approximately 2.96 million shares of its common stock in the transaction, representing an increase of approximately 270,000 shares as compared to the amount previously announced. QuadraMed will not register the shares issued in the transaction for sale pursuant to the Securities Act of 1933, until the expiration of 180 days after the closing.

More than 90% of Compucare's stockholders have indicated that they will not transfer the shares until such registration is effective. The transaction will be treated as a pooling of interests for accounting purposes.

Compucare enables hospitals, hospital groups and their affiliated providers of all sizes to optimize their healthcare delivery through information technology and professional services. Compucare's pioneering role in the technology arena is exemplified by its early deployment of HIS applications on Windows NT, Unix and Internet platforms.

QuadraMed Corporation uses technology to transform disparate healthcare data into valuable, enterprise-wide information. Providing and distributing meaningful information through its software, services and Internet solutions, QuadraMed has enabled its 3,800 customers in the U.S. and Canada to generate operational efficiencies, improve cash flow and measure the cost and quality of care.

QuadraMed has implemented its product and service solutions in more than 60% of the nation's hospitals. For more information about QuadraMed, its products and services, visit http://www.quadramed.com.

Except for the historical financial information contained herein, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties; actual results could differ materially from those indicated by such forward-looking statements.


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Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: (i) variability in quarterly operating results, (ii) identification, consummation and assimilation of acquisitions, (iii) dependence on large orders and customer concentration,
(iv) dependence on hospitals and demand for the Company products and services in the healthcare information systems and services markets, (v) legislative or market-driven reforms in the healthcare industry, (vi) the Company's ability to develop and introduce new products, (vii) management of the Company's changing operations, (viii) dependence on key personnel, (ix) development by competitors of new or superior products or entry into the market of new competitors, (x) risks related to product defects, (xi) risks associated with pending litigation,
(xii) dependence on intellectual property rights, (xiii) volatility in the Company's stock price and historically low trading volume, (xiv) the success or failure of strategic alliances, (xv) risk of interruption in data processing,
(xvi) risks associated with certain investments in early stage companies, and
(xvii) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K/A filed on April 20, 1998, the registration statement on form S-4 filed with the Securities and Exchange Commission in January 1998 and the Quarterly Report on Form 10-Q for the period ended September 30, 1998.

Contact:

QuadraMed Corporation
James D. Durham/John V. Cracchiolo
Stacey Levitz, 510/620-2340
www.quadramed.com